                                                                   Exhibit 10.13



                                 dsl.net, inc.

                           SERIES C PREFERRED STOCK

                              PURCHASE AGREEMENT

                                March 31, 1999

                               TABLE OF CONTENTS
                               -----------------

1.   Purchase and Sale of Stock................................................   7
     1.1   Sale and Issuance of Series C Preferred Stock.......................   7
     1.2   Funding.............................................................   7

2.   Representations and Warranties of the Company.............................   8
     2.1   Organization, Good Standing and Qualification.......................   8
     2.2   Capitalization and Voting Rights....................................   8
     2.3   Subsidiaries........................................................   9
     2.4   Authorization.......................................................   9
     2.5   Valid Issuance of Preferred and Common Stock........................   9
     2.6   Governmental Consents...............................................  10
     2.7   Offering............................................................  10
     2.8   Litigation..........................................................  10
     2.9   Proprietary Information and Shareholders' Agreements................  11
     2.10  Patents and Trademarks..............................................  11
     2.11  Compliance with Other Instruments...................................  11
     2.12  Agreements; Action..................................................  12
     2.13  Related Party Transactions..........................................  13
     2.14  Permits.............................................................  13
     2.15  Environmental and Safety Laws.......................................  14
     2.16  Manufacturing and Marketing Rights..................................  14
     2.17  Disclosure..........................................................  14
     2.18  Business Plan.......................................................  14
     2.19  Registration Rights.................................................  14
     2.20  Corporate Documents.................................................  14
     2.21  Title to Property and Assets........................................  14
     2.22  Financial Statements................................................  15
     2.23  Changes.............................................................  15
     2.24  Employee Benefit Plans..............................................  15
     2.25  Tax Returns, Payments and Elections.................................  15
     2.26  Insurance...........................................................  16
     2.27  Minutes.............................................................  16
     2.28  Labor Agreements and Actions; Employee Compensation.................  16
     2.29  Section 83(b) Elections.............................................  17
     2.30  Real Property Holding Company.......................................  17
     2.31  Net Operating Loss Carryforward.....................................  17
     2.32  Brokers.............................................................  17
     2.33  Significant Customers and Suppliers.................................  17
     2.34  Qualified Small Business Stock......................................  17
     2.35  Year 2000...........................................................  17

     2.36  Offerees............................................................  18

3.   Representations and Warranties of the Investors...........................  18
     3.1   Authorization.......................................................  18
     3.2   Purchase Entirely for Own Account...................................  18
     3.3   Disclosure of Information...........................................  19
     3.4   Investment Experience...............................................  19
     3.5   Accredited Investor.................................................  19
     3.6   Restricted Securities...............................................  19
     3.7   Further Limitations on Disposition..................................  19
     3.8   Legends.............................................................  20
     3.9   Investors' State of Residence.......................................  20

4.   Conditions of Investors' Obligations at Funding...........................  20
     4.1   Representations and Warranties......................................  20
     4.2   Performance.........................................................  20
     4.3   Compliance Certificate..............................................  20
     4.4   Qualifications......................................................  21
     4.5   Proceedings and Documents...........................................  21
     4.6   Proprietary Information and Shareholders' Agreement.................  21
     4.7   Bylaws..............................................................  21
     4.8   Amended and Restated Voting Agreement...............................  21
     4.9   Board of Directors..................................................  21
     4.10  Opinion of Company Counsel..........................................  21
     4.11  Amended and Restated Investors' Rights Agreement....................  21
     4.12  Amended and Restated Right of First Refusal and Co-Sale Agreement...  22
     4.13  Due Diligence and No Material Adverse Change........................  22

5.    Conditions of the Company's Obligations at Funding.......................  22
      5.1  Representations and Warranties......................................  22
      5.2  Qualifications......................................................  22

6.    Miscellaneous............................................................  22
      6.1  Survival of Warranties..............................................  22
      6.2  Successors and Assigns..............................................  22
      6.3  Governing Law.......................................................  22
      6.4  Counterparts........................................................  22
      6.5  Titles and Subtitles................................................  23
      6.6  Notices.............................................................  23
      6.7  Finder's Fee........................................................  23
      6.8  Expenses............................................................  23
      6.9  Amendments and Waivers..............................................  23

     6.10  Severability........................................................  24
     6.11  Corporate Securities Law............................................  24
     6.12  Aggregation of Stock................................................  24
     6.13  Entire Agreement....................................................  24

SCHEDULE A     Schedule of Investors

EXHIBIT A      Restated Certificate of Incorporation
EXHIBIT B      List of Stockholders
EXHIBIT C      Amended and Restated Voting Agreement
EXHIBIT D      Amended and Restated Investors' Rights Agreement
EXHIBIT E      Amended and Restated Right of First Refusal and Co-Sale Agreement
                                 dsl.net, inc.

                  SERIES C PREFERRED STOCK PURCHASE AGREEMENT

     THIS SERIES C PREFERRED STOCK PURCHASE AGREEMENT is made as of the 31st day of March, 1999, by and among dsl.net, inc., a Delaware corporation (the "Company"), and the investors listed on Schedule A hereto, each of which is herein referred to as an "Investor" and together as the "Investors."

     THE PARTIES HEREBY AGREE AS FOLLOWS:

     1.   Purchase and Sale of Stock.
          --------------------------

     1.1  Sale and Issuance of Series C Preferred Stock.

          (a) The Company shall adopt and file with the Secretary of State of Delaware on or before the Funding (as defined below) the Restated Certificate of Incorporation in the form attached hereto as Exhibit A (the "Restated
                                             ---------
Certificate").

          (b) On or prior to the Funding (as defined below), the Company shall have authorized (i) the sale and issuance to the Investors of 2,785,516 shares of Series C Preferred Stock (as defined below), (ii) the issuance of the shares of Common Stock (as defined below) to be issued upon conversion of the Series C Preferred Stock (the "Common Shares"). The Series C Preferred Stock shall have the rights, preferences, privileges and restrictions set forth herein, in the Amended and Restated Investors' Rights Agreement in the form attached hereto as Exhibit E and in the Restated Certificate.

          (c) Subject to the terms and conditions of this Agreement, each Investor agrees, severally and not jointly, to purchase at the Funding and the Company agrees to sell and issue to each Investor at the Funding that number of shares of the Company's Series C Preferred Stock set forth opposite such Investor's name on Schedule A hereto for the purchase price set forth thereon.
                   ----------

          1.2  Funding. The funding and delivery of the Series C Preferred
               -------
Stock shall take place at the offices of Day, Berry & Howard LLP, CityPlace I, Hartford, Connecticut, at 9:30 A.M., on April 21, 1999, or at such other time and place as the Company and Investors acquiring in the aggregate more than fifty percent (50%) the shares of Series C Preferred Stock sold pursuant hereto mutually agree upon orally or in writing (which time and place are designated as the "Funding"). At the Funding the Company shall deliver to each Investor a certificate representing the Series C Preferred Stock purchased thereby against payment of the purchase price therefor by wire transfer, cancellation of indebtedness, or any combination thereof. In the event that payment by an Investor is made, in whole or in part, by cancellation of indebtedness, then such Investor shall surrender to the Company for cancellation at the Funding any evidence of such indebtedness or shall execute an instrument of cancellation in form and substance acceptable to the Company.

          2.   Representations and Warranties of the Company.    The Company
               ---------------------------------------------
hereby represents and warrants to each Investor that, except as set forth on a Schedule of Exceptions (the "Schedule of Exceptions") furnished each Investor and special counsel for the Investors, specifically identifying the relevant subparagraph hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder:

          2.1  Organization, Good Standing and Qualification.    The Company is
               ---------------------------------------------
a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

          2.2  Capitalization and Voting Rights.
               --------------------------------

               (a) The authorized capital of the Company consists, or will consist at the time of the Funding, of: (i)10,362,500 shares of Preferred Stock, par value $.001 per share (the "Preferred Stock"), 362,500 of which will be designated Series A Preferred Stock (the "Series A Preferred Stock"), 225,000 of which will be issued and outstanding at the time of the Funding, 6,500,000 of which will be designated Series B Preferred Stock (the "Series B Preferred Stock"), of which 6,500,000 will be issued and outstanding at the time of to the Funding, and 3,500,000 of which will be designated Series C Preferred Stock (the "Series C Preferred Stock"), up to 2,785,516 of which will be issuable pursuant to this Agreement; and (ii) 19,362,500 shares of common stock, par value $.001 per share ("Common Stock"), of which 5,300,000 shares will be issued and outstanding at the time of the Funding. The rights, privileges and preferences of the Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock will be as stated in the Restated Certificate.

               (b) The outstanding shares of Common Stock and Preferred Stock will be owned by the stockholders, in the numbers specified and subject to the restrictions set forth in Exhibit B hereto, at the time of the Funding.
                          ---------

               (c) At the time of the Funding, the outstanding shares of Common Stock and Preferred Stock will all be duly and validly authorized and issued, fully paid and nonassessable and issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the "Act"), and any relevant state securities laws, or pursuant to valid exemptions therefrom.

               (d) Except for (A) the conversion privileges of the Preferred Stock, (B) the rights provided in Section 2.4 of the Amended and Restated Investors' Rights Agreement,
and the options and warrants listed in Exhibit B, there are not outstanding any
                                       ---------
options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. In addition to the aforementioned warrants, the Company has reserved 3,700,000 shares of its Common Stock for purchase upon exercise of options granted and to be granted in the future to directors, officers, employees, consultants and advisors under the Company's 1999 Stock Plan (the "Option Plan"). Except for the Amended and Restated Voting Agreement in the form attached hereto as Exhibit C, the Company is not a party or subject to any agreement or understanding, and, to the best of the Company's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company. Following the transactions contemplated hereby, except as set forth in the Schedule of Exceptions and except as set forth in the Amended and Restated Investors' Rights Agreement described in Section 4.11, there will be no preemptive or similar rights to purchase or otherwise acquire shares of capital stock of the Company pursuant to any provision of law, the Restated Certificate or the By-Laws of the Company or any agreement to which the Company is a party, or otherwise.

          2.3  Subsidiaries.  The Company does not presently own or control,
               ------------
directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

          2.4  Authorization. All corporate action on the part of the Company,
               -------------
its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Amended and Restated Investors' Rights Agreement described in Section 4.11, the Amended and Restated Right of First Refusal and Co-Sale Agreement described in Section 4.12, and the Amended and Restated Voting Agreement described in Section 4.8 (collectively, the "Ancillary Agreements"), the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Series C Preferred Stock being sold hereunder and the Common Stock issuable upon conversion of the Series C Preferred Stock being sold hereunder, has been taken or will be taken prior to the Funding, and this Agreement and the Ancillary Agreements constitute, or will, upon execution thereof by the parties thereto, constitute, valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws and principles relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Amended and Restated Investors' Rights Agreement may be limited by applicable federal or state securities laws.

          2.5  Valid Issuance of Preferred and Common Stock.  The Series C
               --------------------------------------------
Preferred Stock that is being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, the Amended and Restated Voting Agreement and the Amended and Restated Investors' Rights Agreement and under applicable state and federal securities laws. The Common Shares have been or will, prior to the Funding, be duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Certificate will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, the Amended and Restated Voting Agreement, and the Amended and Restated Investors' Rights Agreement and under applicable state and federal securities laws.

          2.6  Governmental Consents.  No consent, approval, order or
               ---------------------
authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except (i) the filing of the Restated Certificate with the Secretary of State of Delaware; and (ii) the filings pursuant to Regulation D under the Act, Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the rules thereunder, and other applicable state securities laws, which filings will be effected within 15 days of the sale of the Series C Preferred Stock hereunder, and such other post-Funding filings as may be required.

          2.7  Offering.  Subject in part to the truth and accuracy of each
               --------
Investor's representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Series C Preferred Stock as contemplated by this Agreement are exempt from the registration requirements of any applicable state and federal securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

          2.8  Litigation. There is no action, suit, proceeding or known
               ----------
investigation pending or, to the Company's knowledge, currently threatened against the Company that questions the validity of this Agreement or any Ancillary Agreements, or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

          2.9  Proprietary Information and Shareholders' Agreements.  Each
               ----------------------------------------------------
employee and
officer of the Company, and each consultant who has had access to confidential or proprietary information of the Company, has executed a Proprietary Information and Inventions Agreement. Each Founder has executed or will execute prior to the Funding an Amended and Restated Shareholders' Agreement in a form provided to special counsel to the Investors, which agreement supersedes all prior agreements between the Company and the Founders related to the capital stock of the Company held by the Founders. The Company is not aware that any of its employees, officers or consultants are in violation thereof, and the Company will use its best efforts to prevent any such violation.

          2.10  Patents and Trademarks.  The Company has sufficient title and
                ----------------------
ownership of or licenses to all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted without any violation or infringement of the rights of others, except for such items as have yet to be conceived or developed or that are expected to be available for licensing on reasonable terms from third parties. The Company has no patents or pending patent applications. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement or the Ancillary Agreements, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the best of the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to or outside the scope of their employment by the Company. To the best knowledge of the Company, all data, information, ideas, concepts, know-how and materials that the Company treats as trade secrets, and all other confidential information and intellectual property rights of the Company, are not part of the public domain or knowledge, nor, to the best knowledge of the Company, have they been used, divulged or appropriated for the benefit of any person other than the Company or otherwise to the detriment of the Company.

          2.11  Compliance with Other Instruments.  The Company is not in
                ---------------------------------
violation or default of any provision of its Restated Certificate or Bylaws, or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound. The Company has complied in all material respects with all federal, state, local or foreign statutes, rules and regulations and orders applicable to the Company, except where the failure to comply would not have a material adverse effect on the business, properties or financial condition of the Company. The execution, delivery and performance of this Agreement and the Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties.

          2.12 Agreements; Action.
               ------------------

               (a) Except for agreements explicitly contemplated hereby and the Ancillary Agreements, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof.

               (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound that may involve (i) obligations (contingent or otherwise) of, or payments to the Company in excess of, $50,000, or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than the license of the Company's or generally available shrinkwrap software and products in the ordinary course of business), or (iii) provisions restricting or affecting the development, manufacture or distribution of the Company's products or services, or (iv) indemnification by the Company with respect to infringements of proprietary rights. The Company is not a party to any written or oral (a) contract with any labor union; (b) contract for the future purchase of fixed assets or for the future purchase of materials, supplies or equipment in excess of normal operating requirements, in excess of $25,000 per annum for all such contracts;
(c) contract for the employment of any officer, employee or other person or any contract with any person on a consulting basis; (d) agreement or indenture relating to the borrowing of money; (e) lease or agreement under which the Company is lessee of or holds or operates any property, real or personal, owned by any other party, in excess of $25,000 per annum for all such contracts; (f) lease or agreement under which the Company is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Company, in excess of $25,000 per annum for all such contracts; (g) contract, agreement or commitment under which the Corporation is obligated to pay any broker's fees, finder's fees or any such similar fees, to any third party other than for the hiring of employees; or (h) other contract, agreement, arrangement or understanding which is material to the business of the Company. The Company is not a party to any term sheet, memorandum or letter of understanding which could lead to any such contract, agreement, arrangement, understanding or commitment.

               (c) The Company has not (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $50,000 or, in the case of indebtedness and/or liabilities individually less than $50,000, in excess of $100,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

               (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

               (e) The Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Restated Certificate of Incorporation or Bylaws that adversely affects its business as now conducted or as proposed to be conducted, its properties or its financial condition.

               (f) The Company has not engaged in the past three (3) months in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company.

          2.13 Related Party Transactions.  No employee, officer, or director of
               --------------------------
the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best of the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers, or directors of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company. No member of the immediate family of any officer or director of the Company is directly or indirectly interested in any material contract with the Company.

          2.14 Permits.  The Company has all franchises, permits, licenses, and
               -------
any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company, and the Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

          2.15 Environmental and Safety Laws.  To the best of its knowledge, the
               -----------------------------
Company has complied with all applicable statutes, laws and regulations relating to the environment or occupational health and safety, and to the best of its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

          2.16 Manufacturing and Marketing Rights.  The Company has not granted
               ----------------------------------
rights to manufacture, produce, assemble, license, market, or sell its products to any other person and is not bound by any agreement that affects the Company's exclusive right to develop, manufacture, assemble, distribute, market or sell its products.

          2.17 Disclosure.  The Company has fully provided each Investor with
               ----------
all the information that such Investor has requested for deciding whether to purchase the Series C Preferred Stock and all information that the Company believes is reasonably necessary to enable such Investor to make such decision. Neither this Agreement, the Investors' Rights Agreement, nor any other statements or certificates made or delivered in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

          2.18 Business Plan.  The 1999 Information Memorandum dated March,
               -------------
1999, previously delivered to each Investor, has been prepared in good faith by the Company and does not contain any untrue statement of a material fact nor does it omit to state a material fact necessary to make the statements made therein not misleading, except that with respect to projections contained in the Business Plan, the Company represents only that such projections were prepared in good faith and that the Company reasonably believes there is a reasonable basis for such projections.

          2.19 Registration Rights.  Except as provided in the Investors' Rights
               -------------------
Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

          2.20 Corporate Documents.  Except for amendments necessary to satisfy
               -------------------
representations and warranties or conditions contained herein (the form of which amendments has been approved by the Investors), the Restated Certificate and Bylaws of the Company are in the form previously provided to special counsel for the Investors.

          2.21 Title to Property and Assets.  The Company owns its property and
               ----------------------------
assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

          2.22  Financial Statements.  The Company has delivered to the
                --------------------
Investors its unaudited financial statements (balance sheet and statement of operations) as at and for the year ended December 31, 1998 and the two-month period ended February 28, 1999 (the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, except for the absence of footnotes. The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to February 28, 1999 and
(ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company. Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

          2.23  Changes.  Since February 28, 1999, there has not been any
                -------
adverse change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse.

          2.24  Employee Benefit Plans.  The Company does not have any Employee
                ----------------------
Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

          2.25  Tax Returns, Payments and Elections.  The Company has filed all
                -----------------------------------
tax returns and reports (including information returns and reports) as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those contested by it in good faith that are listed in the Schedule of Exceptions. The provision for taxes of the Company as shown in the Financial Statements is adequate for taxes due or accrued as of the date thereof. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), to be treated as a Subchapter S corporation pursuant to Section 1362(a) of the Code, nor has it made an election pursuant to Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a material effect on the Company, its financial condition, its business as presently conducted or proposed to be conducted or any of its properties or material assets. The Company has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. None of the Company's federal income tax returns and none of its state income or franchise tax or sales or use tax returns has ever been audited by governmental authorities. Since the date of the Financial Statements, the Company has not incurred any taxes, assessments or governmental charges other than in the ordinary course of business and the Company has made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to its business, properties and operations for such period. The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories. The Company is not party to any contract, arrangement or understanding that could obligate the Company to make a payment to an individual that would be a "parachute payment" to a "disqualified individual," as those terms are defined in Section 280G of the Code, without regard to whether such payment might constitute reasonable compensation for personal services performed or to be performed in the future.

          2.26  Insurance.   The Company has in full force and effect fire and
                ---------
casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed. The Company has in full force and effect products liability and errors and omissions insurance in amounts customary for companies similarly situated.

          2.27  Minutes.   The minutes of the Company provided to the Investors
                -------
contain a complete summary of all meetings of directors and stockholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

          2.28  Labor Agreements and Actions; Employee Compensation.   The
                ---------------------------------------------------
Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the best of the Company's knowledge, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the best of the Company's knowledge, threatened, that could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company (as such business is presently conducted and as it is proposed to be conducted), nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of the Company is terminable at the will of the Company.
To the best of its knowledge, the Company has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment. The Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement.

          2.29  Section 83(b) Elections.  To the best of the Company's
                -----------------------
knowledge, all individuals who have purchased unvested shares of the Company's Common Stock have timely filed or will timely file elections under Section 83(b) of the Code and any analogous provisions of applicable state tax laws.

          2.30  Real Property Holding Company.  The Company is not currently,
                -----------------------------
and has not been during the prior five years, a United States real property holding corporation within the meaning of Section 897 of the Code and the Company has filed with the Internal Revenue Service all statements, if any, with its United States income tax returns which are required under Section 1.897-2(h) of the Treasury Regulations.

          2.31  Net Operating Loss Carryforward.   The information contained in
                -------------------------------
the Schedule of Exceptions or otherwise provided to counsel for the Investors regarding the application of Section 382 of the Code to the Company's federal net operating loss carryforward is true and correct to the best of the Company's knowledge.

          2.32  Brokers.   The Company has no contract, arrangement or
                -------
understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

          2.33  Significant Customers and Suppliers.   No customer or supplier
                -----------------------------------
that was or is significant to the Company has terminated, materially reduced or threatened to terminate or materially reduce its purchases from or provision of products or services to the Company, as the case may be.

          2.34  Qualified Small Business Stock.   As of the Funding: (i) the
                ------------------------------
Company will be an eligible corporation as defined in Section 1202(e)(4) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) the Company will not have made any purchases of its own stock during the one-year period proceeding the Funding having an aggregate value exceeding 5% of the aggregate value of all its stock as of the beginning of such period and (iii) the Company's aggregate gross assets, as defined by Code Section 1202(d)(2), at no time through the Funding have exceeded or will exceed $50 million, taking into account the assets of any corporations required to be aggregated with the Company in accordance with Code Section 1202(d)(3).

          2.35  Year 2000.   The Company's proprietary software is capable of
                ---------
recording, storing, processing, calculating and displaying calendar dates falling before, on and after January 1, 2000, without loss of functionality or data integrity, except where the failure to do so could not reasonably be expected to have a material adverse affect on the assets, properties, financial condition, operating results or business of the Company. The foregoing does not constitute a warranty or representation that the Company's software will be capable of recording, storing, processing, calculating and displaying correct calendar dates based on software supplied by or licensed from any party other than the Company, or that the Company's software will properly interact with such third party software.

          2.36  Offerees.   The Company has not, either directly or through any
                --------
agent, broker or finder, offered any securities exercisable for or convertible into Common Stock or Preferred Stock or any security or securities similar to any thereof, for sale to, or solicited any offers to buy any securities exercisable for or convertible into Common Stock or Preferred Stock, or any such similar security or securities from, or otherwise approached or negotiated in respect thereof with, any person or entity other than the Investors, other "accredited investors" (as that term is defined in Regulation D promulgated under the Securities Act) who have not invested under this Agreement and employees, directors and consultants of the Company, except for offers, solicitations or other actions that would not, under applicable law, be integrated with the sale of the Series C Preferred Stock hereunder.

          3.    Representations and Warranties of the Investors.   Each Investor
                -----------------------------------------------
hereby represents and warrants to the Company that:

          3.1   Authorization.   Such Investor has full power and authority to
                -------------
enter into this Agreement and the Ancillary Agreements, and each such Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Amended and Restated Investors' Rights Agreement may be limited by applicable federal or state securities laws.

          3.2   Purchase Entirely for Own Account.   This Agreement is made with
                ---------------------------------
such Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Series C Preferred Stock to be received by such Investor and the Common Stock issuable upon conversion of the Series C Preferred Stock (collectively, the "Securities") will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

          3.3  Disclosure of Information.  Such Investor represents that it has
               -------------------------
had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series C Preferred Stock, and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investors to rely thereon.

          3.4  Investment Experience.   Such Investor is an investor in
               ---------------------
securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Series C Preferred Stock. If other than an individual, such Investor also represents it has not been organized for the purpose of acquiring the Series C Preferred Stock.

          3.5  Accredited Investor.   Such Investor is an "accredited investor"
               -------------------
within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect.

          3.6  Restricted Securities.   Such Investor understands that the
               ---------------------
Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

          3.7  Further Limitations on Disposition.   Without in any way limiting
               ----------------------------------
the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3 and the Amended and Restated Investors' Rights Agreement provided and to the extent this Section and such agreement are then applicable, and:

               (a) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

               (b) (i) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule

144 except in unusual circumstances.

               (c) Notwithstanding the provisions of Paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by an Investor that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Investor hereunder.

          3.8  Legends.   It is understood that the certificates evidencing the
               -------
Series C Preferred Stock and the Common Shares may bear the following legend:

     "These securities have not been registered under the Securities Act of 1933, as amended, or any state securities laws. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act and any applicable state securities laws or pursuant to an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

          3.9  Investors' State of Residence.  Each Investor represents that,
               -----------------------------
as of the Funding, it is a resident of the state listed as its address on Schedule A hereto.
----------

          4.   Conditions of Investors' Obligations at Funding.   The
               -----------------------------------------------
obligations of each Investor under subsection 1.1(c) of this Agreement are subject to the fulfillment on or before the Funding of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent thereto:

          4.1  Representations and Warranties.   The representations and
               ------------------------------
warranties of the Company contained in Section 2 shall be true on and as of the Funding with the same effect as though such representations and warranties had been made on and as of the date of such Funding, provided, that the Company may supplement the Schedule of Exceptions to reflect developments occurring after the date hereof.

          4.2  Performance.   The Company shall have performed and complied with
               -----------
all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Funding.

          4.3  Compliance Certificate.   The President of the Company shall
               ----------------------
deliver to each Investor at the Funding a certificate stating that the conditions specified in Sections 4.1 and 4.2 have been fulfilled and stating that there shall have been no adverse change in the business, affairs, prospects, operations, properties, assets or condition of the Company since February 28, 1999 ("No

Material Adverse Change").

          4.4  Qualifications.  All authorizations, approvals, or permits, if
               --------------
any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Funding.

          4.5  Proceedings and Documents.   All corporate and other proceedings
               -------------------------
in connection with the transactions contemplated at the Funding and all documents incident thereto shall be reasonably satisfactory in form and substance to Investors' special counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request. This may include, without limitation, good standing certificates and certification by the Company's Secretary regarding the Restated Certificate and Bylaws and Board of Director and stockholder resolutions relating to this transaction.

          4.6  Proprietary Information and Shareholders' Agreement.  Each
               ---------------------------------------------------
employee of the Company, and each consultant to the Company who has had access to confidential or proprietary information of the Company, shall have entered into a Proprietary Information and Inventions Agreement in the form previously provided to special counsel for the Investors.

          4.7  Bylaws.   The Bylaws of the Company shall provide that the Board
               ------
of Directors of the Company shall consist of five (5) persons.

          4.8  Amended and Restated Voting Agreement.   The Company, each
               -------------------------------------
Founder (as defined therein) and each Investor shall have entered into the Amended and Restated Voting Agreement in the form attached hereto as Exhibit C.
                                                                     ---------

          4.9  Board of Directors.   The Board of Directors of the Company,
               ------------------
immediately following the Funding, shall be comprised of the following members:
David Struwas and Paul Sun as designees of the holders of shares of the Common Stock of the Company; Robert Gilbertson and Jeff Marshall, as designees of the holders of shares of Series A Preferred Stock and Series B Preferred Stock of the Company; and William Seifert, as designee of the holders of shares of Series C Preferred Stock of the Company.

          4.10 Opinion of Company Counsel.   Each Investor shall have received
               --------------------------
from Day, Berry & Howard LLP, counsel for the Company, an opinion, dated as of the Funding, in form and substance reasonably acceptable to the Investors.

          4.11 Amended and Restated Investors' Rights Agreement.  The Company,
               ------------------------------------------------
the Founders and each Investor shall have entered into the Amended and Restated Investors' Rights Agreement in the form attached as Exhibit D.
                                                    ---------

          4.12  Amended and Restated Right of First Refusal and Co-Sale
                -------------------------------------------------------
Agreement.   The Investors, the Founders and the Company shall each have entered
---------
into the Amended and Restated Co-Sale Agreement in the form attached hereto as Exhibit E.
---------

          4.13  Due Diligence and No Material Adverse Change.   The Company
                --------------------------------------------
shall have provided the Investors access to such information as the Investors have reasonably requested in connection with their due diligence review and the Investors shall have concluded their due diligence review of the Company to their complete satisfaction and shall be reasonably satisfied that there has been No Material Adverse Change.

          5.    Conditions of the Company's Obligations at Funding.   The
                --------------------------------------------------
obligations of the Company to each Investor under this Agreement are subject to the fulfillment on or before the Funding of each of the following conditions by that Investor:

          5.1   Representations and Warranties.   The representations and
                ------------------------------
warranties of the Investors contained in Section 3 shall be true on and as of the Funding with the same effect as though such representations and warranties had been made on and as of the Funding.

          5.2   Qualifications.   All authorizations, approvals, or permits, if
                --------------
any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Funding.

          6.    Miscellaneous.
                -------------

          6.1   Survival of Warranties.   The warranties, representations and
                ----------------------
covenants of the Company and Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Funding and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

          6.2   Successors and Assigns.   Except as otherwise provided herein,
                ----------------------
the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          6.3   Governing Law.  This Agreement shall be governed by and
                -------------
construed under the laws of the State of Connecticut as applied to agreements among Connecticut residents entered into and to be performed entirely within Connecticut.

          6.4   Counterparts.  This Agreement may be executed in two or more
                ------------
counterparts,
each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          6.5  Titles and Subtitles.   The titles and subtitles used in this
               --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          6.6  Notices.   Unless otherwise provided, any notice required or
               -------
permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

          6.7  Finder's Fee.    Each party represents that it neither is nor
               ------------
will be obligated for any finders' fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners, employees, or representatives is responsible.

     The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

          6.8  Expenses.   Irrespective of whether the Funding is effected, the
               --------
Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If the Funding is effected, the Company shall, at the Funding, reimburse the reasonable fees of one special counsel for the Investors and shall, upon receipt of a bill therefor, reimburse the reasonable out-of-pocket expenses of such counsel, provided, however, that in no event shall the Company be required to reimburse fees and expenses in excess of $25,000 in the aggregate. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Ancillary Agreements or the Restated Certificate, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          6.9  Amendments and Waivers.  Any term of this Agreement may be
               ----------------------
amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Common Stock issuable or issued upon conversion of the Series C Preferred Stock. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding

(including securities into which such securities are convertible), each future holder of all such securities, and the Company.

          6.10  Severability.  If one or more provisions of this Agreement are
                ------------
held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          6.11  Corporate Securities Law.   THE SALE OF THE SECURITIES THAT ARE
                ------------------------
THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

          6.12  Aggregation of Stock.  All shares of the Preferred Stock held or
                --------------------
acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

          6.13  Entire Agreement.  This Agreement and the documents referred to
                ----------------
herein constitute the entire agreement among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants with respect to such subject matter except as specifically set forth herein or therein.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              COMPANY

                              dsl.net, inc.

                              By: _____________________________________

                              Title: __________________________________

                              Address:  545 Long Wharf Drive
                                         New Haven, CT  06511

                              INVESTORS:

                              VantagePoint Venture Partners 1996, L.P.

                              By: VantagePoint Associates, LLC, its
                                  General Partner

                              By:  _____________________________________
                                   Managing Member

                              Address:  1001 Bayhill Drive
                                         Suite 100
                                         San Bruno, CA 94066


                              VantagePoint Communications Partners, L.P.

                              By: VantagePoint Communication Associates, LLC,
                                  its General Partner

                              By:  _____________________________________
                                   Managing Member

                              Address:  1001 Bayhill Drive
                                         Suite 100
                                         San Bruno, CA 94066


                              Prism Venture Partners II, L.P.

                              By: Prism Investment Partners II, L.P.,
                                  its general partner

                              By: Prism Venture Partners II, L.L.C.,
                                  its general partner

                              By:_______________________________________
                                    Managing Partner

                              Address:   100 Lowder Brook Drive,
                                         Suite 2500
                                         Westwood, MA 02090

                              Oak Investment Partners VIII, LP

                              By: Oak Associates VIII, LLC,
                                  its General Partner

                              By: ______________________________________
                                  Ed Glassmeyer, Managing Member

                              Address:  One Gorham Island
                                         Westport, CT  06830

                              Oak VIII Affiliates Fund, L.P.

                              By: Oak VIII Affiliates, LLC,
                                  its General Partner


                              By: ______________________________________
                                  Ed Glassmeyer, Managing Member

                              Address:  One Gorham Island
                                         Westport, CT  06830

                            SCHEDULE OF EXCEPTIONS
                            ----------------------

                                  Schedule A
                                  ----------

                             Schedule of Investors
                             ---------------------

                                                                             Total Purchase Price of
Name and Address                         Series C Shares Purchased               Series C Shares
----------------                         -------------------------           -----------------------
Prism Venture Partners II, L.P.                   1,392,758                  $ 5,000,001.22
100 Lowder Brook Drive
Suite 2500
Westwood, Ma 02090

VantagePoint Venture Partners                       185,701                  $   666,666.59
1996, L.P.
1001 Bayhill Drive
Suite 100
San Bruno, CA 94066

VantagePoint Communications                         371,402                  $ 1,333,333.18
Partners L.P.
1001 Bayhill Drive
Suite 100
San Bruno, CA 94066

Oak Investment Partners VIII,                       819,778                  $ 2,943,003.02
L.P.
One Gorham Island
Westport, CT  06830

Oak VIII Affiliates Fund, L.P.                       15,877                  $    56,998.43
One Gorham Island
Westport, CT  06830

TOTAL                                             2,785,516                  $10,000,002.44

                                      22